JOINT VENTURE AGREEMENT

                               among

                    OMNI ENERGY SERVICES CORP.
             OMNI INTERNATIONAL ENERGY SERVICES, LTD.
                                and
                        EDWIN WALDMAN ATTIE




                   Effective as of July 1, 1998

                         TABLE OF CONTENTS

                                                              PAGE

ARTICLE IDEFINITIONS ........................................................ 1
     Section 1.1 Definitions ................................................ 1

ARTICLE IIFORMATION OF JOINT VENTURE COMPANY ................................ 2
     Section 2.1 Formation .................................................. 2
     Section 2.2 Registered Office; Name .................................... 2
     Section 2.3 Branch Offices ............................................. 2
     Section 2.4 Relationship of Parties .................................... 2

ARTICLE IIIPURPOSE OF THE JOINT VENTURE COMPANY;BUSINESS OPPORTUNITIES ...... 3
     Section 3.1 Purpose .................................................... 3
     Section 3.2 Limitation on Operations ................................... 3
     Section 3.3 Subsidiaries and Affiliated Companies ...................... 3
     Section 3.4 Non-Competition; Employment of Personnel ................... 3

ARTICLE IVCAPITALIZATION; ADDITIONAL SUPPORT ................................ 4
     Section 4.1 Initial Issuance of Capital Stock .......................... 4
     Section 4.2 Additional Closing Transactions ............................ 5
     Section 4.3 Subordinated Note .......................................... 6
     Section 4.4 Additional Financial Support ............................... 6
     Section 4.5 Loans by Shareholders or Affiliates ........................ 7
     Section 4.6 Failure to Fulfill Obligations of Section 4.4 .............. 7
     Section 4.7 Advances on Guarantees ..................................... 7
     Section 4.8 Limited Liability .......................................... 7
     Section 4.9 Working Capital ............................................ 8
     Section 4.10 In Kind Contributions ..................................... 8

ARTICLE VMANAGEMENT OF THE JOINT VENTURE COMPANY ............................ 8
     Section 5.1 Board of Directors ......................................... 8
     Section 5.2 Officers ................................................... 8
     Section 5.3 Resolution of Disputes ..................................... 9

ARTICLE VIOPERATIONAL AND ADMINISTRATIVE SUPPORT; AIRCRAFT .................. 9
     Section 6.1 Operational and Administrative Support ..................... 9
     Section 6.2 Aircraft .................................................. 10

ARTICLE VIILIABILITY OF PARTIES ............................................ 10
     Section 7.1 Liability; Indemnity ...................................... 10

ARTICLE VIIIBUDGET AND ACCOUNTING .......................................... 12
     Section 8.1 Budget .................................................... 12
     Section 8.2 JV Administration ......................................... 12

ARTICLE IXINSURANCE ........................................................ 14
     Section 9.1 Insurance ................................................. 14
     Section 9.2 Relationship to Indemnification ........................... 15

ARTICLE XREPRESENTATIONS AND WARRANTIES .................................... 15
     Section   10.1   Representations  and  Warranties  of  OMNI  and  OMNI
          International..................................................... 15
     Section 10.2 Representations and Warranties of Waldman ................ 16

ARTICLE XITRANSFER RESTRICTION ............................................. 18
     Section 11.1 No Transfer .............................................. 18
     Section 11.2 Auction .................................................. 19
     Section 11.3 Purchase of Waldman Shares ............................... 19
     Section 11.4 Right of First Refusal ................................... 20

ARTICLE XIITERMINATION ..................................................... 21
     Section 12.1 Termination of Agreement ................................. 21
     Section 12.2 Result of Termination .................................... 22
     Section 12.3 Dissolution of the Joint Venture Company ................. 23

ARTICLE XIII ADDITIONAL COVENANTS OF THE PARTIES ........................... 24
     Section 13.1 Payment of Obligations ................................... 24
     Section 13.2 Corporate Existence ...................................... 24
     Section 13.3 Compliance with Laws ..................................... 24
     Section 13.4 Notice of Liquidation Event .............................. 24

ARTICLE XIVLIMITATION OF LIABILITY ......................................... 24

ARTICLE XVMISCELLANEOUS .................................................... 24
     Section 15.1 Confidentiality .......................................... 24
     Section 15.2 Translations ............................................. 25
     Section 15.3 Conflicts ................................................ 25
     Section 15.4 Further Assurances ....................................... 25
     Section 15.5 Choice of Law ............................................ 26
     Section 15.6 Arbitration .............................................. 26
     Section 15.7 Notices .................................................. 27
     Section 15.8 Legend ................................................... 28
     Section 15.9 Exclusive Benefits ....................................... 28
     Section 15.10 Assignment .............................................. 28
     Section 15.11 Remedies ................................................ 28
     Section 15.12 Breach of Agreement ..................................... 29
     Section 15.13 Modification ............................................ 29
     Section 15.14 Waiver .................................................. 29
     Section 15.15 Invalid Provisions ...................................... 29
     Section 15.16 Entire Agreement ........................................ 29
     Section 15.17 Multiple Counterparts ................................... 29
     Section 15.18 Headings; Gender ........................................ 29
     Section 15.19 Expenses ................................................ 30
     Section 15.20 Kiln Agreement .......................................... 30
     Section 15.21 Closing Adjustments ..................................... 30

LIST OF EXHIBITS

Exhibit A      DEFINITIONS

Exhibit B      PROPERTY APPRAISAL

Exhibit C      ASSETS
Exhibit C-1    Assets/Inventory Office
Exhibit C-2    Assets/Inventory Camp Sara
Exhibit C-3    Excluded Assets

Exhibit D      BORROWED SERVANTS' AGREEMENT

Exhibit E      CONTRACTS

Exhibit F      EMPLOYMENT AGREEMENT

Exhibit G      PROMISSORY NOTE

Exhibit H      ARTICLES   OF   ASSOCIATION  OF  OMNI  INTERNATIONAL  ENERGY
               SERVICES - SOUTH AMERICA, LTD.

Exhibit I      REGISTRATION RIGHTS AGREEMENT

Exhibit J      KILN AGREEMENT


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
                      JOINT VENTURE AGREEMENT


     This Joint Venture Agreement (the "Agreement") is entered into effective as of the 1st day of July 1998, by and among OMNI Energy Services Corp., a corporation organized and existing under the laws of the State of Louisiana, United States of America and having its principal place of business at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, U.S.A. ("OMNI"), OMNI International Energy Services, Ltd., a corporation incorporated under laws of the Cayman Islands with its registered office located at P. O. Box 309 GT, Grand Cayman, Cayman Islands, British West Indies ("OMNI International"), and Edwin Waldman Attie, a resident of Santa Cruz, Bolivia and having his principal address at Rio Ubai #4, Las Palmas, Santa Cruz, Bolivia ("Waldman").

                            WITNESSETH:

     WHEREAS, OMNI is engaged in providing seismic drilling, survey, helicopter support and other related services to, and the assembly, manufacture and repair of drilling equipment for use by, the onshore geophysical industry ("OMNI's Business") throughout the United States and Canada;

     WHEREAS, Waldman provides line cutting services ("Waldman's Business") to the geophysical industry in Bolivia;

     WHEREAS, OMNI International is a wholly-owned subsidiary of OMNI; and

     WHEREAS, OMNI, OMNI International and Waldman believe that it is in their mutual best interests to combine certain aspects of their respective operations to pursue opportunities to provide line cutting, seismic drilling, survey, helicopter support and other related services to the onshore geophysical industry throughout the Territory and to assemble, manufacture and repair drilling equipment for use by the onshore geophysical industry pursuant to this Agreement and by way of a joint venture entity established in accordance with the terms and subject to the conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the premises and agreements set forth herein, and upon the terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

                             ARTICLE I
                            DEFINITIONS

     Section 1.a DEFINITIONS. In addition to the other terms defined in this Agreement, when used in this Agreement, unless the context otherwise requires, capitalized terms shall have the meanings ascribed to such terms in Exhibit "A" hereto.

                            ARTICLE II
                FORMATION OF JOINT VENTURE COMPANY

     Section 1.a FORMATION. The joint venture entity was formed as an exempted company with limited liability under the Companies Law (1995 Revision) of the Cayman Islands (the "Joint Venture Company") by the filing of the Memorandum and Articles of Association with respect to the Joint Venture Company with the proper officials of the Cayman Islands on August 10, 1998.

     Section 2.a REGISTERED OFFICE; NAME. The Joint Venture Company shall have its registered office at P. O. Box 309 GT, Grand Cayman, Cayman Islands, British West Indies, or at such other place as the Board of Directors may determine from time to time and shall be named "OMNI International Energy Services-South America, Ltd."

     Section 3.a BRANCH OFFICES. The Joint Venture Company may establish additional branches or agencies in places throughout the Territory as deemed necessary or appropriate from time to time by the Board of Directors.

     Section 4.a RELATIONSHIP OF PARTIES. (a) Nothing contained in this Agreement shall be construed as creating a partnership among Waldman, OMNI, OMNI International or any other Shareholder, nor is anything contained in this Agreement to be construed as creating or requiring any agency, employee or similar relationship or other binding legal commitment between such parties except as expressly set forth herein. The obligations, duties and liabilities of Waldman, OMNI, OMNI International and any other Shareholder set forth in this Agreement shall be several and not joint or collective.

          (b) No Shareholder shall have the authority or right, nor shall any Shareholder hold itself out as having the authority or right, to assume, create or undertake any obligation of any kind whatsoever expressed or implied, on behalf of or in the name of the Joint Venture Company (except as expressly set forth herein) or any other Shareholder without the express prior written consent of all the Shareholders.

          (c) The Shareholders shall do all such acts and things and cause their respective appointees on the Board of Directors (subject to applicable law) to cast such votes or take such other actions as may be necessary or desirable to carry out the terms and provisions of this Agreement and to ensure that the Joint Venture Company and all operations conducted by the Joint Venture Company comply with the requirements of all applicable laws and regulatory authorities.

          (d) No Shareholder shall have the authority or right to borrow money on behalf of or in the name of the Joint Venture Company or any other Shareholder, nor shall any Shareholder pledge the credit of the Joint Venture Company or any other Shareholder without the express prior written consent of such other Shareholder.

                            ARTICLE III
               PURPOSE OF THE JOINT VENTURE COMPANY;
                      BUSINESS OPPORTUNITIES

     Section 1.d PURPOSE. The purpose of this Agreement and the Joint Venture Company shall be to enable the parties hereto to combine certain of their respective assets and expertise to pursue opportunities to provide line cutting, seismic drilling, survey, helicopter support and other related services to the onshore geophysical industry throughout the Territory and to assemble, manufacture and repair drilling equipment for use by the onshore geophysical industry (collectively, the "Operations").

     Section 2.d LIMITATION ON OPERATIONS. The objects and scope of this Agreement and the Joint Venture Company shall be limited to the conduct of the Operations in the Territory, unless the Shareholders shall unanimously agree otherwise.

     Section 3.d SUBSIDIARIES AND AFFILIATED COMPANIES. The parties hereto acknowledge that it may be appropriate from time to time to cause the incorporation or purchase of Subsidiaries or otherwise participate in additional joint or other business ventures in order to exploit available opportunities to engage in the Operations throughout the Territory. If the Board of Directors determines to form or acquire any Subsidiary, enter into any joint or other business venture with any other Person or acquire jointly any equity or similar interest in a Person to pursue opportunities to engage in the Operations in the Territory, then this Agreement, if needed, shall be amended or supplemental agreements shall be entered into to cause the ownership and operation of any such Subsidiary, joint or other business venture to be subject to the principles governing this Agreement and the relationship among the Shareholders.

     Section 4.d NON-COMPETITION; EMPLOYMENT OF PERSONNEL.

          (a) Non-Competition. During the term of this Agreement and thereafter as set forth below in this Section 3.4(a), no party to this Agreement, no Shareholder and no Affiliate of any of the foregoing shall directly or indirectly (i) engage in Operations in the Territory other than through the Joint Venture Company or a Subsidiary thereof, (ii) compete with the Joint Venture Company or any of its Subsidiaries for opportunities to engage in Operations in the Territory; (iii) provide any assistance to any Person providing or requiring Operations in the Territory other than through the Joint Venture Company or a Subsidiary thereof; or (iv) own, beneficially or of record, an equity or other ownership interest in any Person or other business endeavor that engages in Operations in the Territory other than the Joint Venture Company and its Subsidiaries; provided that the limitation set forth in clause (iv) of this sentence shall not apply to the ownership of less than 5% of the outstanding securities of any entity whose securities are publicly traded. The limitations on competition contained in this Section 3.4(a) shall remain in effect following termination of this Agreement (i) with respect to Waldman, any Person who has acquired beneficial ownership of any Shares issued to Waldman (each a "Waldman Transferee"), and their respective Affiliates until the fifth anniversary of any termination of this Agreement caused by a purchase of Shares from Waldman or Waldman Transferees pursuant to Sections 11.2 or 11.3 hereof or otherwise or the sale by Waldman or a Waldman Transferee to any Third Party, including OMNI, OMNI International or any OMNI Transferee, as defined below, pursuant to Section 11.4, and
(ii) with respect to OMNI, OMNI International and any Person who has acquired beneficial ownership of any Shares issued to OMNI International (each an "OMNI Transferee"), and their respective Affiliates until the fifth anniversary of any purchase of Shares from OMNI International or any OMNI Transferee pursuant to Section 11.2 hereof or otherwise. Except as set forth in the immediately preceding sentence, upon any termination of this Agreement, the limitations on competition contained in this Section 3.4(a) shall remain in effect for a period of five years after the date of such termination (i) with respect to Waldman, all Waldman Transferees and the respective Affiliates of each of the foregoing, provided that the term "Operations" in the first sentence of this Section 3.4(a), for purposes of this clause be defined as "providing seismic drilling, helicopter support and other related services (excluding survey services) to, and the assembly, manufacture and repair of drilling equipment for use by the onshore geophysical industry"; and (ii) with respect to OMNI, OMNI International, all OMNI Transferees and the respective Affiliate of each of the foregoing; provided that the term "Operations" in the first sentence of this Section 3.4(a) for purposes of this clause be defined as "providing line cutting services to the geophysical industry".

          (b) Employment of Personnel. During the term of this Agreement and for a period of one year thereafter, without OMNI's prior written consent, neither Waldman, any Waldman Transferee nor the respective Affiliates of each of the foregoing shall solicit for employment or employ any person who is at such time employed by OMNI, OMNI International or any other subsidiary of OMNI and involved in the activities of the Joint Venture Company and its Subsidiaries; provided, however, that notwithstanding the foregoing, nothing shall prohibit the employment of any person who responds to a general solicitation for employment published in a newspaper of general circulation. In addition, during any period in which the restrictions of Section 3.4(a) are applicable to Waldman, Waldman's Transferees and their respective Affiliates or to OMNI, OMNI International, OMNI Transferees and their respective Affiliates, as the case may be (the "Restricted Party"), pursuant to the second sentence thereof, the Restricted Party agrees that it shall not and shall cause its Affiliates not to, without the prior written consent of the other party hereto or its transferees, solicit for employment or employ any person who is at such time employed by, or that has been at any time within the twelve months preceding such time, employed by or contracted to work for, the Joint Venture Company or its Subsidiaries in connection with the Operations; provided, however, that notwithstanding the foregoing, nothing shall
prohibit  the  employment  of  any   person   who  responds  to  a  general
solicitation   for   employment  published  in  a  newspaper   of   general
circulation.

                            ARTICLE IV
                CAPITALIZATION; ADDITIONAL SUPPORT

     Section 1.b INITIAL ISSUANCE OF CAPITAL STOCK. (a) Waldman and OMNI International shall subscribe for or will purchase Shares, and will cause the Joint Venture Company, to issue Shares to each of them in accordance with the terms set forth below:

               (i) (A) At the Closing, OMNI International shall contribute USD $500,000 in cash to the Joint Venture Company and (B) between the date hereof and December 31, 1998, OMNI International shall contribute an additional USD $1,975,239 to the Joint Venture Company in the form of cash, equipment or any combination thereof, as requested by the Board of Directors. In exchange therefor and at the Closing, the Joint Venture Company shall issue to OMNI International 248 Shares. In the event that OMNI International contributes equipment to the Joint Venture Company pursuant to this Section 4.1(a)(i), OMNI International shall be deemed to have contributed to the Joint Venture Company an amount equal to the retail price of such equipment and will provide Waldman with either an invoice issued by a Third Party with respect to the piece of equipment so contributed or an invoice of OMNI or one of its Affiliates with respect to sale by OMNI or such Affiliate of a similar piece of equipment to a Third Party.

               (ii) At the Closing, Waldman shall transfer, or cause to be transferred, good, valid and marketable title to 26.47% the Property and the Assets to the Joint Venture Company, free and clear of any mortgages, liens, claims or other encumbrances of any kind. In exchange therefor, the Joint Venture Company shall issue 44 Shares to Waldman at the Closing. At the Closing, Waldman shall execute such documents, instruments and agreements as are necessary to transfer to the Joint Venture Company good, valid and marketable title to the Property and Assets, free and clear of any mortgages, liens, claims or other encumbrances of any kind. The parties hereto stipulate and agree that the 26.47% interest in the Property and Assets have an aggregate fair market value of USD $436,797.

          (b) Following the issuance of Shares contemplated by Section 4.1(a), Waldman and OMNI International shall adopt the Articles of Association (if not already adopted).

     Section 2.b ADDITIONAL CLOSING TRANSACTIONS. (a) At the Closing, Waldman shall sell and transfer to OMNI good, valid and marketable title to 85% of the Goodwill and the Contracts and 62.5% of the Property and the Assets, free and clear of liens, claims and encumbrances of any kind. In consideration for such portion of the Goodwill, Contracts, Property and Assets, at the Closing, OMNI shall (i) pay Waldman USD $2,139,200 in cash, (ii) deliver to Waldman certificates representing 75,947 shares of OMNI Common Stock and (iii) deliver to Waldman 80,000 shares of OMNI Common Stock, which 80,000 shares shall be subject to registration under the Securities Act of 1933 pursuant to the Registration Rights Agreement set forth as Exhibit I. Between August 24 and August 31, 1998, OMNI shall advance to Mr. Waldman an aggregate of up to USD $200,000, which aggregate amount shall reduce the obligation of OMNI set forth above to pay USD $2,139,200 at the Closing. Waldman will execute a promissory note or notes simultaneously with each such advance in a form to be agreed to.

          (b) At the Closing, OMNI shall cause the portion of the Contracts, Goodwill, Property and Assets acquired by it pursuant to Sections 4.2(a) and 4.1(a)(ii) to be transferred to the Joint Venture Company in exchange for 426 Shares. Additionally, at the Closing, Waldman shall transfer good, valid and marketable title to the remaining 15% of the Goodwill and Contracts and 11.03% of the Property and Assets, free and clear of liens, claims and encumbrances of any kind, to the Joint Venture Company in exchange for 75 Shares. The parties hereto stipulate and agree that the 85% of the Goodwill and Contracts and the 62.5% of the Property and Assets transferred by OMNI to the Joint Venture Company has an aggregate fair market value of USD $4,259,082 and that the 15% of Goodwill and Contracts and the 11.03% of the Property and Assets transferred by Waldman to the Joint Venture Company has an aggregate fair market value of USD $751,613.

          (c) Waldman shall (i) at the Closing, cause Liderco, Ltda., a Bolivian limitada ("Liderco"), to cease operations and (ii) cause Liderco to be dissolved and liquidated as soon as practicable after the Closing.

          (d) At the Closing, the parties shall cause the Joint Venture Company to assume all accounts payable attributable to the conduct of Waldman's Business in the ordinary course by Waldman and which arose from and after July 1, 1998.

     Section 3.d SUBORDINATED NOTE. At the Closing, OMNI International shall provide a line of credit of up to $524,761 to the Joint Venture Company, which will be evidenced by a promissory note executed by the Joint Venture Company, in the form attached hereto as Exhibit G (the "Promissory Note"), payable to OMNI International. Until the full amount of the Promissory Note has been borrowed, (i) no Shareholder shall be entitled to exercise its right to demand that all Shareholders subscribe for additional Shares pursuant to Section 4.4(b) and (ii) OMNI International and Waldman agree to cause their respective representatives on the Board of Directors to authorize borrowings under the Promissory Note prior to seeking any additional financial support from the Shareholders.

     Section 4.d ADDITIONAL FINANCIAL SUPPORT. (a) Each Shareholder shall, upon the approval of the Board of Directors, subscribe for additional Shares and/or provide to or for the benefit of the Joint Venture Company or its Subsidiaries, in order to secure or otherwise provide for the conduct or expansion of Operations, guarantees or bank guarantees, letters of credit, performance bonds, indemnities and other similar support to the limits which shall be determined from time to time by the Board of Directors, in proportion to the number of Shares owned by such Shareholder or as otherwise mutually agreed to by each of them and the Board of Directors; provided that a Shareholder will not be obligated to perform its obligations under this Section 4.4(a), if within 30 days of the approval of such obligation by the Board of Directors, such Shareholder seeks arbitration in accordance with the provisions of Section 15.6 hereof and receives a final decision of the arbitrators stating that no legitimate business reason exists to support the decision of the Board of Directors to demand additional financial support from the Shareholders. Each additional Share issued by the Joint Venture Company pursuant to this Section 4.4(a) shall be issued in exchange for consideration valued by the Board of Directors to be equivalent to the book value per Share of the issued and outstanding Shares as of the end of the Joint Venture Company's most recently ended fiscal quarter as determined from the quarterly financial statements prepared in accordance with Section 8.2(c) hereof for such quarter.

          (b) Notwithstanding the provisions of Section 4.4(a), at any time or times during the term of this Agreement, any Shareholder may unilaterally demand that all Shareholders subscribe for additional Shares in the Joint Venture Company, which shall be subscribed to, and purchased by, each Shareholder in proportion to the percentage of the total outstanding Shares then owned by such Shareholder. No more than USD $4.0 million shall be required to be paid in the aggregate for Shares issued pursuant to this Section 4.4(a), each of which shall be issued in exchange for cash equal to the book value per Share of the issued and outstanding Shares as of the end of the Joint Venture Company's most recently ended fiscal quarter as determined from the quarterly financial statements prepared in accordance with Section 8.2(c) hereof for such quarter. No Shareholder will have the right to seek arbitration with respect to any demand made pursuant to this Section 4.4(b).

     Section 5.b LOANS BY SHAREHOLDERS OR AFFILIATES. Except as otherwise provided herein, no Shares shall be issued to a Shareholder for advances of money to the Joint Venture Company by such Shareholder or its Affiliates. Any Shareholder or its Affiliates may lend funds to the Joint Venture Company upon the prior approval of the Board of Directors. Any loan made by a Shareholder or an Affiliate thereof to the Joint Venture Company shall be upon terms and conditions (including interest) as the Board of Directors shall determine and all such loan payments which have become due and payable shall be made prior to any distributions to the Shareholders of the Joint Venture Company to be made after the date of the loan. The Shareholders and their Affiliates will have the right to lend funds to the Joint Venture Company in accordance with their proportionate ownership interests in the Joint Venture Company, but no Shareholder nor any Affiliate thereof shall be required to lend funds to the Joint Venture Company. Except as otherwise approved by the Board of Directors, undistributed earnings and profits of the Joint Venture Company shall not be considered an advance of money to the Joint Venture Company.

     Section 6.b FAILURE TO FULFILL OBLIGATIONS OF SECTION 4.4. Should any Shareholder (the "Defaulting Party") or Affiliate thereof fail to subscribe for any additional Shares required to be subscribed for by such Shareholder pursuant to Section 4.4 hereof at the times or in the amounts required of it, any other Shareholder may, at its sole option, subscribe for such Shares; provided, however, that the Shareholder which intends to exercise this option (the "Contributing Party") shall provide notice of its intention to the Defaulting Party, and the Defaulting Party shall have a reasonable period of time under the circumstances, taking into account the schedule to which such additional capital is needed to carry out Operations, but not to exceed thirty (30) days, to subscribe for such Shares. Shares issued to a Contributing Party pursuant to this Section 4.6 shall be issued for the same amount and type of consideration as was required of the Defaulting Party.

     Section 7.b ADVANCES ON GUARANTEES. Funds actually paid by any Shareholder, or its Affiliates, pursuant to any guarantees provided pursuant to Section 4.4 hereof shall, for the purposes of this Agreement, be thereafter treated as an advance or loan to the Joint Venture Company as if it had been provided as contemplated in Section 4.5 hereof.

     Section 8.b LIMITED LIABILITY. Neither Shareholder shall have any funding obligation or liability to the Joint Venture Company beyond its obligations pursuant to this Article 4, except as provided by law or otherwise expressly provided for in this Agreement.

     Section 9.b WORKING CAPITAL. The parties hereto agree that the Joint Venture Company shall retain from the initial subscriptions of the Shareholders and additional subscriptions such funds as are required to provide the working capital necessary for the operation of the Joint Venture Company in such amounts as may be determined from time to time by the Board of Directors in the approved annual operating budget.

     Section 10.b IN KIND CONTRIBUTIONS. All Shareholders must approve the type and value of any contribution that is made to the Joint Venture
Company in kind, except for in kind contributions made by OMNI International pursuant to Section 4.1(a)(i), which shall be governed by the specific provisions of that Section.

                             ARTICLE V
              MANAGEMENT OF THE JOINT VENTURE COMPANY

     Section 1.b BOARD OF DIRECTORS. (a) Except as otherwise expressly set forth herein, in the Articles of Association or in the Memorandum of Association, the business and affairs of the Joint Venture Company shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have the power and authority to make all decisions concerning the management and affairs of the Joint Venture Company, and shall be empowered to authorize all things necessary, proper or desirable to carry out the business of the Joint Venture Company. To the extent not inconsistent with the terms of this Agreement, the Articles of Association or the Memorandum of Association, the Board of Directors may establish such guidelines regarding its operations and functions as it deems necessary or desirable. The Board of Directors shall consist of five members, three of whom shall be nominated by OMNI International (together with any OMNI Transferees) and two of whom shall be nominated by Waldman (together with any Waldman Transferees). Each member of the Board of Directors shall serve a term of one year and until his successor is elected and qualified. OMNI International hereby agrees to vote, and cause any OMNI Transferee to vote, its Shares so as to cause the nominees of Waldman and the Waldman Transferees to be elected to the Board of Directors; and Waldman hereby agrees to vote, and cause any Waldman Transferees to vote, his Shares so as to cause the nominees of OMNI International and OMNI Transferees to be elected to the Board of Directors. By the execution and delivery of this Agreement, OMNI International and Waldman hereby nominate and agree to vote in favor of and shall elect the following persons as the initial members of the Board of Directors: David A. Jeansonne, Steven T. Stull and Roger E. Thomas, OMNI International's nominees, and Edwin Waldman Attie and Florencia Lovardo, Waldman's nominees.

     Section 2.a OFFICERS. (a) The principal officers of the Joint Venture Company shall be (i) a President ("President"), who, subject to any limitations as the Board of Directors may from time to time impose and the provisions of the Articles of Association and Memorandum of Association, shall be responsible for (a) overall strategic planning and direction of the Joint Venture Company and any Subsidiary, (b) marketing and high-level customer relations, (c) ensuring human resources are available to perform the Operations in the Territory, (d) compliance with all laws, ordinances, regulations and orders of governmental authorities having jurisdiction over the Company, any Subsidiary or the Operations (e) local liaison matters (including political, economic, social, regulatory and related matters), and (f) management and administration of the line-cutting business, affairs and activities of the Joint Venture Company and ensuring the line-cutting business is properly integrated with the other aspects of the Joint Venture Company's business; (ii) an International Manager ("International Manager"), who, subject to any limitations as the Board of Directors may from time to time impose and the provisions of the Articles of Association and Memorandum of Association, shall be responsible for the survey, drilling and helicopter support business, affairs and activities of the Joint Venture Company; and (iii) a chief financial officer ("Chief Financial Officer"), who, subject to the provisions of the Articles of Association and Memorandum of Association, shall oversee and supervise the JV Administration. Each of the President and International Manager shall have full power and authority to take any action and to do all things on behalf of the Joint Venture Agreement and any Subsidiary deemed necessary to the performance of his duties, as set forth above, subject only to the direction and supervision of the Board of Directors. The International Manager shall participate in strategic planning and marketing of the Joint Venture Company and each of the President and International Manager shall consult with one another and shall exchange information on a regular basis with respect to such matters. The President, International Manager and Chief Financial Officer shall be appointed by the Board of Directors and each shall report directly to the Board of Directors. OMNI International shall nominate the International Manager and Chief Financial Officer and any replacements thereof. Waldman and OMNI International shall cause the Joint Venture Company to enter into the Employment Agreement with Waldman as soon as practicable after the date hereof, which shall provide that Waldman shall be employed as President of the Joint Venture Company subject to the specific terms and conditions thereof.

          (b) Other subordinate officers of the Joint Venture Company shall be appointed from time to time by the President, subject to the approval of the Board of Directors.

     Section 3.b RESOLUTION OF DISPUTES. If any dispute or disagreement between the Shareholders shall arise relating to any matter requiring unanimous approval of the Shareholders under this Agreement, the Articles of Association or the Memorandum of Association or otherwise in this Agreement, the representatives of each Shareholder serving on the Board of Directors shall communicate with each other promptly with a view to resolving such dispute or disagreement within the next 60 days of commencing their negotiations (or such extended period as the Board of Directors shall agree appropriate, which in no case shall exceed 120 days). If the matter upon consideration by the Board of Directors fails to obtain concurrence or otherwise be satisfactorily resolved within the period prescribed herein, either Shareholder may submit such matter to arbitration in accordance with the applicable provisions of Section 15.6 hereof.

                            ARTICLE VI
         OPERATIONAL AND ADMINISTRATIVE SUPPORT; AIRCRAFT

     Section 1.b OPERATIONAL AND ADMINISTRATIVE SUPPORT.

          (a) General. OMNI or an Affiliate thereof shall assign certain of its employees to provide operational and administrative support to the Joint Venture Company, including the Chief Financial Officer and the International Manager. These individuals will remain employees of OMNI or such Affiliate and will be borrowed, assigned or otherwise seconded by the Joint Venture Company pursuant to the terms of the Borrowed Servants' Agreement.

          (b) Conflicts of Interest. Each member of the Board of Directors shall be permitted to consider and vote upon contracts between the Joint Venture Company and a Shareholder or its Affiliates, and, upon written approval thereof, with full disclosure of any material terms and conditions relating to such contracts, by the Board of Directors with such full disclosure, such contracts shall be valid and binding upon the Joint Venture Company and the other party thereto and no party to any such contract shall exercise any rights otherwise existing at law to challenge the validity of any such contract on the basis of such self-interest, all of which are hereby waived.

     Section 2.b AIRCRAFT.

          (a) Unless authorized by a resolution of the Board of Directors, the Joint Venture Company shall not take title to any helicopters, other aircraft or related equipment.

          (b) In order to provide helicopter support operations in the Territory to the onshore geophysical industry, upon the request of the Board of Directors, OMNI or one of its Affiliates thereof shall lease to the Joint Venture Company from time to time such helicopters, aircraft and other related assets as are needed pursuant to terms and conditions as negotiated between the Joint Venture Company and OMNI or its Affiliate; provided that such terms shall include a provision by which all funds received by the Joint Venture Company from the operation of such assets in excess of the actual costs of operating such assets shall be paid 50% for the account of OMNI or its Affiliate, as the case may be, and 50% for the account of the Joint Venture Company.

                            ARTICLE VII
                       LIABILITY OF PARTIES

     Section 1.b LIABILITY; INDEMNITY.

          (a) Each party hereto represents, warrants and covenants with the other parties hereto and for the benefit of any other Shareholders that on the date hereof and at the Closing its and its Affiliates' activities by or on behalf of or related to the Joint Venture Company and its Subsidiaries shall not violate any applicable law, ordinance, rule or regulation of any governmental agency or authority, incident or applicable to its performance of this Agreement and shall indemnify, defend and hold the Joint Venture Company, its Subsidiaries, the parties hereto, any other Shareholders and their respective Affiliates harmless from any loss, liability, damage, claim or expense actually incurred, arising from or related to the failure of such party or its Affiliates to comply with any such laws, ordinances, orders, rules or regulations.

          (b) Each party hereto shall indemnify, defend and hold the Joint Venture Company and its Subsidiaries, the other parties hereto, and any other Shareholders and their respective Affiliates harmless against any loss, liability, damage, claim or expense which the Joint Venture Company, its Subsidiaries, or any other party hereto, and any other Shareholders and their respective Affiliates may incur as a result of such party's failure to comply with its obligations under or related to this Agreement unless such party was acting in good faith and with reasonable care in what it reasonably believed to be its scope of authority set forth in this Agreement or any related agreement and in the best interests of the Joint Venture Company.

          (c) Waldman will indemnify, defend and hold harmless OMNI, OMNI International, the Joint Venture Company and the respective officers, directors, shareholders and Affiliates of each of the foregoing from and against all loss, liability, damage, claim or expense which may be imposed upon or reasonably incurred by such Person, in any way relating to or arising out of or alleged to be attributable to, related to or arising out of the operations of Waldman or his Affiliates, including Liderco, prior to the Closing, including without limitation any claim, suits, actions or proceedings by the employees of Liderco and any governmental authority.

          (d) The indemnification provided by this Article 7 shall be in addition to any other rights to which the Person entitled to indemnification may be entitled under any agreement, as a matter of law or otherwise, both as to an action in such Person's capacity as a Shareholder, member of the Board of Directors or otherwise, or to any action in another capacity, and shall continue as to any Person who has ceased to serve in such capacity. All of the indemnification provisions contained in this
Article 7 shall survive any termination of this Agreement. The indemnification provided in this Article 7 is for the benefit of the Persons specified herein and their respective successors, legal representatives and permitted assigns and shall not be deemed to create any right to indemnification in favor of, or from, any other Person.

          (e) No Person shall be denied indemnification in whole or in part under this Article 7 because such Person had an interest in the transaction with respect to which the indemnification applies, if the transaction was otherwise permitted by the terms of this Agreement.

          (f) All of the indemnification provided in this Article 7 shall include reasonable attorney's fees, including expenses and court costs, other investigative and defense expenses and reasonable settlement payments.

          (g) Promptly after receipt by a Person indemnified under any express provision of this Agreement (the "Indemnified Party") of notice of the commencement of any action against the Indemnified Party, such
Indemnified Party shall give notice to the Person or Persons (the "Indemnifying Party") obligated to indemnify the Indemnified Party pursuant to the express provisions of this Agreement. The Indemnifying Party shall be entitled to participate in the defense of the action and, to the extent that it may elect in its discretion by written notice to the Indemnified Party, to assume the control and defense and/or settlement of such action; provided, however, that: (i) the Indemnifying Party acknowledges in writing its indemnity obligations for such matter, (ii) both the Indemnifying Party and the Indemnified Party must consent and agree to any settlement of any such action, except that if the Indemnifying Party has reached a bonafide settlement agreement with the plaintiff(s) in any such action and the Indemnified Party does not consent to such settlement agreement, then the dollar amount specified in the settlement agreement shall act as an absolute maximum limit on the indemnification obligation of the Indemnifying Party, and (iii) if the defendants in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and if the Indemnified Party shall have been advised by its counsel, and, if required by the Indemnifying Party, independent counsel selected by the parties (with the costs and expenses of such independent counsel to be paid by the Indemnifying Party unless such independent counsel ascertains that no separate defense is available, in which case such costs and expenses shall be paid by the Indemnified Party) agrees with such counsel, that there are legal defenses available to it which are in conflict with those available to the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of the Indemnified Party, and the fees and disbursements of such separate counsel shall be included in the amount which the Indemnified Party is entitled to recover under the terms and subject to the conditions of this Agreement. The parties will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

                           ARTICLE VIII
                       BUDGET AND ACCOUNTING

     Section 1.g BUDGET. The President and the Chief Financial Officer shall jointly prepare and submit to the Board of Directors an annual budget and business plan for review and approval at a meeting of the Board of Directors at least 45 days in advance of each fiscal year. The annual budget and business plan shall consist of an annual operating budget and an annual capital budget. The annual operating budget shall contain management authority limits for all expenses and categories of expenses that the President and the Chief Financial Officer believe will be required to enable the Joint Venture Company and its Subsidiaries to discharge their respective obligations in the coming fiscal year. The annual capital budget shall contain estimates of Operations during the fiscal year and projections of additional financial support, working capital or guarantees expected to be required of the Shareholders and their Affiliates, together with such other information as the President and the Chief Financial Officer deem necessary or appropriate. Any expenditure made by the President or the Chief Financial Officer on behalf of the Joint Venture Company or any Subsidiary in amounts provided for in the annual operating budget, as it may be revised from time to time and approved by the Board of Directors will not require additional advance approval of the Board of Directors.

     Section 2.g JV ADMINISTRATION.

          (a) General. Subject to the terms and conditions of this Agreement, the JV Administration shall be conducted, or caused to be conducted, by the Chief Financial Officer, subject to the direction and supervision of the Board of Directors. OMNI, the Shareholders, the President, the International Manager and the Chief Financial Officer shall exchange information on a regular basis with respect to the JV Administration. The Chief Financial Officer shall have full power and authority to take any action and do all things on behalf of the Joint Venture Company and any Subsidiary deemed necessary in the conduct of JV Administration, and shall: (i) keep or cause to be kept complete and accurate books and records with respect to the Joint Venture Company and any Subsidiary's business in accordance with good business practices and U.S. generally accepted accounting principles, consistently applied; (ii) arrange for the audit of the annual financial statements of the Joint Venture Company and its Subsidiaries and maintain the records of the Joint Venture Company and its Subsidiaries for the required length of time as required for statutory and tax purposes; and (iii) arrange for the maintenance of the Joint Venture Company's and its Subsidiaries' statutory records as required in all applicable jurisdictions and prepare and make, or cause to be prepared and made on the Joint Venture Company's behalf, all annual statutory filings, notices and other documents required to be filed with any governmental authority as a result of the Operations. Except as otherwise expressly provided in this Agreement or in a resolution of the Board of Directors, all other aspects of financial administration (e.g., establishing and maintaining accounts at banks or other financial institutions, maintaining custody of checkbooks and making disbursements, receipt of remittances from the Operations, placement of surplus funds in time or demand deposits and other temporary investments and foreign exchange dealings), shall also be exercised by the Chief Financial Officer.

          (b) Auditors. Arthur Andersen LLP or any other firm of independent public accountants designated by the Board of Directors shall be the auditors of the Joint Venture Company and its Subsidiaries and, subject to the approval of the Board of Directors, shall take such action as its necessary to comply with any applicable laws.

          (c)  Financial  Statements.   The  Chief Financial Officer  shall
prepare and deliver or cause to be prepared and  delivered  to OMNI and the
Shareholders:

               (i) As soon as available and in any event within 45 days after the last day of the Joint Venture Company's fiscal year, copies of consolidated balance sheets, statements of income and earnings, cash flow and shareholders' equity, as of the close of such fiscal year, prepared in accordance with U.S. generally accepted accounting principles, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, accompanied by a report thereon from the Joint Venture Company's auditors to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition of the Joint Venture Company on a consolidated basis as of, and the results of operations and cash flows for, the periods covered thereby, in accordance with U.S. generally accepted accounting principles, consistently applied, and that the examination of such auditors in connection with such financial statements has been made in accordance with U.S. generally accepted auditing standards and accordingly includes such tests of the accounting records of the Joint Venture Company and such other auditing procedures as were considered necessary in the circumstances;

               (ii) As soon as available, and in any event within 21 days after the last day of each of the Joint Venture Company's fiscal quarters, copies of internally prepared consolidated balance sheets and statements of income and earnings, cash flow and shareholders' equity of the Joint Venture Company, as of the close of and for such fiscal quarter and, on a cumulative basis, for the fiscal year up to the close of such fiscal quarter, prepared in accordance with U.S. generally accepted accounting principles setting forth in comparative form the corresponding period for the preceding fiscal year, in each case in reasonable detail (but not including footnotes to such unaudited consolidated financial statements) and certified as fairly representing the financial condition of the Joint Venture Company on a consolidated basis, subject to changes resulting from year-end adjustments, by the Chief Financial Officer on behalf of the Joint Venture Company;

               (iii) From time to time with reasonable promptness such other financial information of the Joint Venture Company and its Subsidiaries including all management control letters issued by the Joint Venture Company's auditors whether or not specifically requested by OMNI or the Shareholders; and

               (iv)  Copies  of  all  public  financial pronouncements  and
     financial   statements  and  reports,  including   tax   returns   and
     informational reports filed with government agencies.

          (d) Inspection of Records. Each Shareholder shall have the right upon reasonable notice to inspect the books and records of the Joint Venture Company and its Subsidiaries, which books and records shall be maintained at the Joint Venture Company's principal place of business, and shall be made available to representatives of all Parties during regular business hours.

          (e) Fiscal Year. The fiscal year of the Joint Venture Company shall end on the 31st day of December in each year with the first fiscal year to end on December 31, 1998.

                             ARTICLE IX
                             INSURANCE

     Section 1.e INSURANCE. (a) The President shall cause the Joint Venture Company and its Subsidiaries to purchase and maintain in full force and effect all appropriate policies of insurance on its property and equipment used in the performance of Operations, and against such risks as are from time to time required by the Board of Directors.

          (b) The President shall insure that all policies of insurance maintained pursuant to this Article 9, including liability limits and retention levels, shall be in such amounts as are required from time to time by the Board of Directors and shall comply at all times with coverage and liability limits established or required by any applicable law or as a condition to performing any Operations being performed or for which contracts have been awarded. All insurance coverage shall (i) be placed with companies, and in such form, as shall be customary in the geophysical industry, (ii) be approved from time to time by the Board of Directors,
(iii) contain provisions regarding waivers of rights of subrogation thereunder against any assured named in such policy and any assignee of such assured, (iv) shall name the Shareholders as additional insureds, and
(v) shall be endorsed to be primary to any other insurance of the Shareholders. All insurance policies shall be evidenced by certificates of insurance indicating that the policies shall not be cancelled or partially altered without 30 days prior notice to the Joint Venture Company and each Shareholder. The President shall promptly investigate and report to each Shareholder, the Board of Directors and to the appropriate insurers all accidents and claims for damage relating to the Operations.

     Section 2.b RELATIONSHIP TO INDEMNIFICATION. Each party hereto agrees that if any claim is made under any insurance policy maintained pursuant to this Article 9 that covers any liabilities or losses also covered by the indemnification provisions of Article 7, the Person entitled to such indemnity shall (a) acknowledge and accept as satisfaction of any amounts due under Article 7 the amount of any insurance proceeds reimbursed and (b) not be entitled to enforce its rights pursuant to Article 7 otherwise until any such claim is negotiated and settled with the Person insuring such liability or loss; provided, that if any such liabilities or losses exceed the amount reimbursed by insurance, such Person shall be entitled to enforce the terms and provisions of Article 7 to recover the excess.

                             ARTICLE X
                  REPRESENTATIONS AND WARRANTIES

     Section 1.b REPRESENTATIONS AND WARRANTIES OF OMNI AND OMNI INTERNATIONAL. In order to induce Waldman to enter into this Agreement and take the other actions set forth in this Agreement, each of OMNI and OMNI International represents and warrants to Waldman on the date hereof and at the Closing as follows:

          (a) Organization, Existence and Corporate Power. Each of OMNI and OMNI International is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of OMNI and OMNI International has all requisite power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own and lease its properties and assets used in connection therewith to execute and deliver this Agreement and to carry out its obligations under this Agreement except to the extent that, as to such licenses, permits and authorizations, such failures that would not, individually or in the aggregate, have a material adverse effect on the execution, delivery and performance of this Agreement.

          (b) Authorization and Execution. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized and approved by all requisite corporate and shareholder action of OMNI and OMNI International, and this Agreement constitutes the legal, valid and binding obligation of each of OMNI and OMNI International enforceable against it in accordance with its terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally and by general principles of equity.

          (c) Conflict. Neither the execution, delivery and performance by OMNI or OMNI International of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by (i) the charter documents and by-laws or the equivalent thereof of either of OMNI or OMNI International; (ii) the terms of any agreement, lease, mortgage, indenture or other instrument to which either of OMNI or OMNI International is a party or by which it or any of its Affiliates is bound; or (iii) any judgment, decree order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to either of OMNI or OMNI International or its property or assets, except for violations, conflicts or defaults that would not, individually or in the aggregate, have a material adverse effect on the execution, delivery and performance of this Agreement, in the case of the clauses (ii) and (iii) above.

          (d) Consent. Neither the execution, delivery and performance by OMNI or OMNI International of this Agreement nor the consummation of the transactions contemplated hereby requires any registration with, consent of approval of, or notice to, or other action to, with or by, any governmental authority or regulatory body or any other Person.

     Section 2.d REPRESENTATIONS AND WARRANTIES OF WALDMAN. In order to induce OMNI and OMNI International to enter into this Agreement and take the other actions set forth in this Agreement, Waldman warrants and represents to each of OMNI and OMNI International on the date hereof and at the Closing as follows:

          (a) Authorization; Execution and Enforceability. Waldman has the full legal right, power and authority to execute deliver and perform this Agreement and the other agreements, instruments or documents to be executed pursuant to this Agreement (the "Related Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Waldman and constitutes, and the Related Agreements to be executed by Waldman in connection with the transactions contemplated hereby when executed will be duly executed and delivered and will constitute, the legal, valid and binding obligations of Waldman enforceable against Waldman in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally and by general principles of equity.

          (b) Conflict. Neither the execution, delivery and performance by Waldman of this Agreement or any Related Agreements nor the consummation of the transactions contemplated hereby or thereby will result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by (i) the terms of any agreement, lease, mortgage, indenture or other instrument to which Waldman is a party or by which Waldman, any of his Affiliates, the property or assets of any of the foregoing, the Assets or the Contracts are bound or (ii) any judgment, decree order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Waldman, any of his Affiliates, the property or assets of any of the foregoing, the Assets or the Contracts, except for violations, conflicts or defaults that would not, individually or in the aggregate, have a material adverse effect on the execution, delivery and performance of this Agreement and the Related Agreements.

          (c) Consent. Neither the execution, delivery and performance by Waldman of this Agreement, the Related Agreements nor the consummation of the transactions contemplated hereby or thereby requires any registration with, consent of approval of, or notice to, or other action to, with or by, any governmental authority or regulatory body or any other Person.

          (d) Investment. Waldman hereby makes the following representations with respect to any shares of OMNI Common Stock that may be issued to Waldman pursuant to this Agreement (collectively, the "Restricted Securities").

               (i) Waldman is acquiring the Restricted Securities for investment for his own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the Restricted Securities or (ii) pursuant to an applicable exemption under the Securities Act. In receiving the Restricted Securities, Waldman is not offering or selling, and will not offer and sell, for OMNI in connection with any distribution of such OMNI Common Stock, and Waldman does not have any contract, undertaking, agreement or arrangement with any person for the distribution of the Restricted Securities and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with applicable law.

               (ii) Waldman represents that he is an "accredited investor" as that term is defined in Regulation D under the Securities Act and that he is able to fend for himself and can bear the economic risk of his investment in the Restricted Securities.

               (iii) Waldman has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Restricted Securities.

               (iv) Waldman has also been afforded access to information about OMNI and OMNI's financial position, results of operation, business, property and management sufficient to enable him to evaluate an investment in the Restricted Securities, and has had the opportunity to ask questions of and has received satisfactory answers from OMNI concerning the foregoing matters.

               (v) Waldman understands that the Restricted Securities acquired pursuant hereto has been registered under the Securities Act on the basis that all sales provided for in this Agreement are exempt from registration under the Securities Act, and that OMNI's reliance on such exemption is based, in part, upon Waldman's representations set forth herein.

               (vi) Waldman understands that the Restricted Securities will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, and that Waldman cannot transfer such shares unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that, in the opinion of counsel satisfactory to OMNI, is exempt from such registration. Waldman further understands that OMNI will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to OMNI, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement. Waldman understands that the Restricted Securities may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently one year) and other requirements of Rule 144 have been satisfied.

               (vii) Waldman understands and agrees that all certificates evidencing the Restricted Securities issued hereunder will bear restrictive legends in substantially the following form:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and may not be transferred without registration under the Act and any such state law or an opinion of counsel satisfactory to the corporation that registration is not required.

                            ARTICLE XI
                       TRANSFER RESTRICTION

     Section 1.d NO TRANSFER. Except as expressly provided in this Article 11, no Shareholder shall offer, transfer, sell, assign, give, pledge, hypothecate or otherwise dispose of or grant a security interest in or encumber, whether voluntarily, involuntarily or by operation of law, or take any action that effects or may effect all or any part of the foregoing (a "Transfer"), any Shares owned by it or any legal or beneficial interest therein. Neither the foregoing sentence nor any provision of this Agreement shall be construed to prevent (and the parties hereto hereby expressly approve of) (i) the Transfer of any or all Shares owned by a Shareholder to an Affiliate of such Shareholder; provided that the Shareholder making such assignment shall nevertheless remain jointly and severally liable for all of its obligations under this Agreement and the Affiliate to whom the Shares were transferred shall assume all of the terms, conditions, provisions and obligations under this Agreement by executing a counterpart hereof evidencing its acceptance of, and agreeing to be bound by, the terms and conditions of this Agreement; (ii) any pledge of Shares owned of record or beneficially by OMNI in order to secure indebtedness of OMNI or any of its Affiliates; or (iii) any pledge of Shares owned by Waldman or a Waldman Transferee to secure indebtedness of Waldman or such Waldman Transferee specifically incurred to fund a subscription for Shares pursuant to Section 4.4 hereof; provided that (A) the loan secured by such a pledge is advanced by a financial institution approved by the Board of Directors and (B) the Board of Directors approves the terms of the loan and pledge, which shall specifically include provisions granting OMNI International or OMNI Transferees a right of first refusal with respect to any Transfer by the financial institution of the Shares so pledged.

     Section 2.d AUCTION. (a) At any time during the term of this Agreement, any Shareholder (the "Offeror") shall have the right to offer to buy all, but not less than all, of the Shares owned by the other Shareholder (an "Offer"). The Offer shall be in writing and set forth the price per Share the Offeror will pay for such Shares, which must be paid in cash.

          (b) Upon receipt of an Offer, the non-Offering Shareholder shall have 30 days within which he may (i) accept the Offer and agree to sell his Shares to the Offeror in accordance with the Offer or (ii) give written notice to the Offeror that the non-Offering Shareholder desires to purchase the Shares owned by the Offeror for an amount higher than set forth in the Offer (the "Counter Offer"). If the Offeror does not receive written notice of the non-Offering Shareholder's decision within such 30-day period, the non-Offering Shareholder will be deemed for purposes of this
Section 11.2 to have accepted the Offer.

          (c) If the non-Offering Shareholder accepts the Offer, the Offeror shall have 30 days from the actual or deemed notice of acceptance of the non-Offering Shareholder to purchase the non-Offering Shareholder's Shares in accordance with the terms of the Offer. By accepting the Offer, the non-Offering Shareholder agrees to execute and deliver or cause to be executed and delivered any and all documents, instruments and agreements to transfer to the Offeror good, valid and marketable title to such
Shareholder's Shares, free and clear of any and all liens, claims or encumbrances of any kind.

          (d) If the non-Offering Party submits a Counter Offer, the Offeror hereby agrees to sell its Shares for the price and upon the terms set forth in the Counter Offer and to execute and deliver or cause to be executed and delivered any and all documents, instruments and agreements that may be necessary to transfer good, valid and marketable title to the Offeror's Shares, free and clear of any liens, claims or encumbrances of any kind.

          (e) If a Counter Offer is made but the purchase of the Offeror's Shares is not completed within 30 days of notice of the Counter Offer, the Counter Offer will be deemed not to have been made and the non-Offering Shareholder will be deemed to have accepted the Offer; provided that the failure to purchase the Shares is not the result of the breach by the Offeror of Section 11.2(d) hereof, in which case the time for completing the purchase shall be extended until such breach is cured.

     Section 3.e PURCHASE OF WALDMAN SHARES. (a) If at anytime prior to the second anniversary of the Closing the Employment Agreement is terminated pursuant to Section 6(a)(i) thereof, then OMNI, any OMNI Transferee or any Affiliate of either of the foregoing may, at its option, acquire all Shares owned by Waldman and any Waldman Transferees for USD $50,000 for each 1% of the total outstanding Shares that the Shares to be acquired represent. If OMNI or one of its Affiliates desires to exercise the option granted by this Section 11.3(a), it shall deliver notice of such desire to Waldman and/or the Waldman Transferees within 30 days of termination of the Employment Agreement and pay for such Shares within 45 days of such termination by wire transfer of immediately available funds in U.S. dollars.

          (b) Waldman shall, and shall cause any Waldman Transferee, upon the exercise of any option granted pursuant to this Section 11.3 with respect to all Shares owned by Waldman and the Waldman Transferees, to execute and deliver any and all documents, instruments and agreements that may be necessary to transfer good, valid and marketable title to the Shares to be acquired, free and clear of all liens, claims and encumbrances of any kind and take such further actions as OMNI or the OMNI Transferee may reasonably request, including terminating the Employment Agreement without further cost to the Joint Venture Company and resigning, and causing his nominees to resign, from the Board of Directors.

     Section 4.b RIGHT OF FIRST REFUSAL. (a) From and after the fifth anniversary of the Closing, Waldman or a Waldman Transferee (the "Selling Shareholder") may transfer all, but not less than all, of its Shares if it has received a bona fide offer for such Shares but only after such Shares shall first have been offered for sale to OMNI and the Joint Venture Company as hereinafter provided; provided, however, that in no event may Waldman or a Waldman Transferee Transfer Shares or any interest therein to a competitor or customer of the Joint Venture Company.

          (b) Prior to any such Transfer of any Shares or any interest therein by the Selling Shareholder, the Selling Shareholder shall first address to OMNI and the Joint Venture Company a Notice of Right of First Refusal, which shall identify the person to whom such Shares are proposed to be transferred and which shall constitute a written offer to sell such Shares (the "Offered Shares") to OMNI and the Joint Venture Company at the per share price being offered by the Third Party for the Offered Shares (the "Offered Price"). The date that OMNI receives the Notice of Right of First Refusal shall be referred to herein as the "First Refusal Notice Date."

          (c) For a period of 30 days from the First Refusal Notice Date, OMNI shall have the sole and exclusive option to acquire all or any portion of the Offered Shares at the Offered Price. OMNI shall be entitled to give written notice to the Selling Shareholder and to the Joint Venture Company within 30 days from the First Refusal Notice Date of its election to acquire all or any part of such Offered Shares. Such notice shall refer to the Notice of Right of First Refusal and shall set forth the number of Offered Shares to be acquired by OMNI.

          (d) From the thirty-first day to the fiftieth day following the First Refusal Notice Date, the Joint Venture Company shall have an exclusive option to acquire all but not less than all of the Offered Shares that have not been allocated to OMNI pursuant to Section 11.4(c). The Joint Venture Company may exercise such option by giving written notice of exercise to the Selling Shareholder and to OMNI, prior to the termination of its exclusive option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of shares to be acquired by the Joint Venture Company.

          (e) The consummation of any Transfer required pursuant to any and all elections to acquire Offered Shares pursuant to this Section 11.4 shall constitute the "Share Closing." No Share Closing shall occur and no Transfer to OMNI or the Joint Venture Company shall occur pursuant to this
Section 11.4 unless OMNI or the Joint Venture Company or both of them together have elected to acquire and do in fact acquire all Offered Shares. The Share Closing shall be held at the principal office of OMNI at such time and on such date as the Selling Shareholder on the one hand and OMNI and the Company on the other hand, shall agree, but in no event later than the sixtieth day following the First Refusal Notice Date.

          (f) At the Closing, the Selling Shareholder shall deliver good and marketable title to all of the Offered Shares to be sold and certificates in proper form for transfer representing all of such Offered Shares. Upon receipt of proper tender of the Offered Shares, each of OMNI and the Joint Venture Company, as appropriate, who have elected to acquire Offered Shares shall pay to the Selling Shareholder such purchaser's proportionate part (based upon the number of Offered Shares to be acquired by such purchaser) of the Offered Price attributable to the Offered Shares to be sold, which shall be paid, in the form of cash (by completed wire transfer or certified check).

          (g) If a person that elects to acquire Offered Shares defaults in tendering the aforementioned consideration at the Closing, any other person who has elected to acquire Offered Shares, but who has not so defaulted, may purchase the Offered Shares subject to such default by tendering to the Selling Shareholder the aforementioned consideration for such Offered Shares no later than the business day following the day set for the Closing. If no such person elects to acquire such defaulted Shares so that all Offered Shares are not acquired at the Closing, no Closing shall occur.

          (h) If all of the Offered Shares have not been acquired by or on behalf of the Joint Venture Company or OMNI prior to the sixty-fifth day subsequent to the First Refusal Notice Date, the Selling Shareholder may, at any time during the ensuing 20 days, transfer to the transferee identified in the Notice of Right of First Refusal, on the same terms and conditions and for the same price set forth in the bona fide offer for such shares by such transferee, any of such Offered Shares that have not been so acquired; provided, however, that unless waived by OMNI the transferee or transferees of such Shares must execute a written acknowledgment that he or they have become Shareholders as if he or they had been original signatory parties to this Agreement and that he or they agree to be bound by the terms hereof. Under no circumstances may any such unpurchased Offered Shares be transferred to any person other than such transferee, or after the expiration of such 20-day period, unless and until they have been reoffered to OMNI and the Joint Venture Company in the manner provided in this Section 11.4.

                            ARTICLE XII
                            TERMINATION

     Section 1.h TERMINATION OF AGREEMENT. This Agreement shall be terminated on the earlier to occur of the following events (each a
"Liquidating Event"), unless such Liquidating Event (other than a Liquidating Event described in subparagraphs (a), (b) or (e)) is waived by the party whose actions did not cause the Liquidating Event in the case of subparagraphs (c) and (d), or is waived by OMNI or the OMNI Transferees in the case of subparagraphs (f) or (g):

          (a) The merger, consolidation, reorganization, exchange or other business combination transaction of the Joint Venture Company in which the Joint Venture Company is not the surviving Person;

          (b) The mutual agreement of the parties hereto;

          (c) A party hereto breaches any material term, provision or condition of this Agreement, the Articles of Association or Memorandum of Association or fails to perform any material obligation required to be performed by it hereunder or thereunder; provided that such breach or failure to perform shall not have been remedied or corrected within thirty days from the date of written notice thereof by such party or any other person; provided further that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute a Liquidating Event so long as the party receiving said notice institutes curative action within the applicable period and diligently pursues such action to completion;

          (d) The appointment of a trustee or receiver of all or any such substantial part of the assets or property of any party hereto; the insolvency or bankruptcy of any party; any party makes a general assignment for the benefit of its creditors; the attachment of a substantial portion of the assets of any party; or the dissolution or liquidation or winding-up of any party; provided that if any such event is involuntary, such event shall not constitute a Liquidating Event so long as such event shall have been corrected by the affected party within 90 days from the date of such event;

          (e) The acquisition by any party of beneficial ownership of all of the outstanding Shares.

          (f)  Any  termination  of the Employment  Agreement  pursuant  to
     Section 6(a)(i) thereof or the failure to renew or extend the Employment Agreement prior to the end of its initial term.

          (g) Any Transfer of the Shares owned by Waldman or a Waldman Transferee pursuant to Section 11.4 hereof.

     Section 2.g RESULT OF TERMINATION. (a) Upon the occurrence of a Liquidating Event, all provisions of this Agreement, other than this
Article 12, Article  11,  Article  7 and Sections 3.4, 15.1, 15.5, 15.6 and
15.7 hereof shall have no further force or effect except as otherwise expressly set forth herein and except with respect to any contract or Operations theretofore awarded to the Joint Venture Company or any of its respective Subsidiaries and not completed. The termination of this Agreement, however, shall not in any way operate to impair or destroy any of the rights or remedies of any party hereto or to relieve any party hereto of its obligations to comply with any of the provisions of this Agreement that shall have accrued hereunder prior to the effective date of termination.

          (b) Upon any termination of this Agreement or at such time as OMNI and its Affiliates collectively own less than 50% of the outstanding Shares, Waldman, his Affiliates and all Waldman Transferees will take or cause to be taken all necessary steps on an orderly basis to cease using and to immediately change the trade name and official name of the Joint Venture Company to exclude the word "OMNI" from the Joint Venture Company's trade name and official name and to otherwise cease using all references to the word "OMNI" in connection with his and its Joint Venture Company's business operations. Such name change shall be made on all stationery and letterhead, sales literature, signs and any and all other items or communication which identify the Joint Venture Company and its business. It is the intent of the parties hereto that no goodwill associated with the use of the above name is to accrue to the benefit of the Joint Venture Company, but instead is to accrue to the benefit of OMNI and each party hereto agrees to execute and deliver any documents or agreements as reasonably necessary to confirm the foregoing intent as OMNI shall reasonably request from time to time. Upon any termination of the Joint Venture Company or at such time as OMNI and its Affiliates collectively own less than 50% of the outstanding Shares, any license or agreement, including registered user licenses, pertaining to the use of the term "OMNI," or any prefix or suffix thereof, as applicable, that arise as a result of this Agreement, the Memorandum of Association or Articles of Association will also cease to be effective and shall automatically terminate unless OMNI or any successor thereto, as applicable, expressly indicates otherwise in writing.

     Section 3.b DISSOLUTION OF THE JOINT VENTURE COMPANY. (a) Upon the occurrence of a Liquidating Event described in either Section 12.1(c) or 12.1(d) that is not waived by the party who is entitled to waive such Liquidating Event, the Joint Venture Company and its Subsidiaries will be promptly dissolved and liquidated in accordance with the terms hereof, the Articles of Association, Memorandum of Association and applicable law, unless OMNI or any OMNI Transferee exercises the option granted to it pursuant to Section 11.3. The parties shall cooperate to ensure that all contracts entered into by the Joint Venture Company (or any Subsidiary thereof) prior to the Liquidating Event shall be duly completed subject to such arrangements to which the parties may mutually agree.

          (b) Upon any liquidation of the Joint Venture Company pursuant to Section 12.3(a), a committee (the "Committee"), consisting of one member appointed by Waldman (or Waldman Transferees) and two members appointed by OMNI (or OMNI Transferees) and two members unanimously selected by those members appointed by Waldman and OMNI (or their respective Transferees), shall take all actions necessary or appropriate to wind up and dissolve the Joint Venture Company in accordance with applicable law, including meeting all of its contractual obligations, discharging all of its liabilities or making provision for payment thereof and distributing its net assets, if any, to the Shareholders. The Company shall act as liquidator of the Company in disposing of and distributing the assets of the Joint Venture Company and shall have all of the power and authority necessary or advisable to dissolve, liquidate and wind up the affairs of the Joint Venture Company.

                           ARTICLE XIII
                ADDITIONAL COVENANTS OF THE PARTIES

     Section 1.b PAYMENT OF OBLIGATIONS. Each party hereto will pay and discharge, at or before maturity, all of its obligations and liabilities (including, without limitation, tax liabilities), except those that may be contested in good faith and by appropriate proceedings.

     Section 2.b CORPORATE EXISTENCE. Each party hereto will maintain, if appropriate, (a) its corporate existence, its qualification to do business and its good standing in each jurisdiction in which qualification is necessary for the proper conduct of its businesses, (b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and business, and (c) insurance on all of its property, assets, and businesses in at least such amounts and against at least such risks as are usually insured against in the same area by companies of established repute engaged in the same or a similar business.

     Section 3.b COMPLIANCE WITH LAWS. Each party hereto will comply, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is being contested in good faith and by appropriate proceedings.

     Section 4.b NOTICE OF LIQUIDATION EVENT. Upon the occurrence of a Liquidation Event, each party hereto immediately after becoming aware thereof, will give written notice thereof to the other party, specifying such Liquidating Event and what action the party is taking or proposing to take with respect thereto.

                            ARTICLE XIV
                      LIMITATION OF LIABILITY

     Notwithstanding any other provision of this Agreement, neither party hereto shall be liable to the Joint Venture Company or the other party hereto under this Agreement for loss of use, loss of profits, increased overhead or for any consequential, indirect, special, or incidental loss or liability of such other party in any way relating, arising out of or based upon a breach of any of the representations, warranties, covenants, or agreements made to such other party, in this Agreement, whether based on contract, tort (including negligence), strict liability or any other theory of law or equity.

                            ARTICLE XV
                           MISCELLANEOUS

     Section 1.b CONFIDENTIALITY. Each party hereto covenants and agrees, and each party hereto shall cause its Affiliates, directors, officers, employees, agents, representatives and other Persons associated with such Person to covenant and agree, that all information heretofore or hereafter disclosed to any other party hereto in connection with the negotiation, execution or performance of this Agreement, any agreement provided for herein or the transactions contemplated herein or in connection with the establishment, capitalization, support, management, operation or termination of the Joint Venture Company shall be kept strictly confidential and shall not be disclosed to any Person or used by a party hereto for any purpose whatsoever other than the conduct of the Operations; provided, however, that any Person may disclose (i) the existence of this Agreement and the Joint Venture Company and general terms and conditions regarding the Operations and the territorial limits and exclusive nature of this Agreement and the Joint Venture Company; (ii) information generally available to the public other than as a result of disclosure in violation of this Agreement; (iii) information that is available to a Person on a non-confidential basis from an independent source; (iv) information that has been acquired or developed independently by such Person without violating this Agreement and (v) information required to be disclosed by such Person under applicable law. Each party hereto shall use the same care and discretion to avoid disclosure, publication, misuse, espionage, loss or theft of Confidential Information as it applies to such Person's most sensitive information. Each party hereto shall use any such Confidential Information solely for the purposes of this Agreement and the Joint Venture Company and shall restrict access to Confidential Information only to those of its employees who need to know such Confidential Information for the purposes of this Agreement or the Joint Venture Company. For purposes of this Agreement, the terms of this Section 15.1 shall survive the termination of this Agreement and any termination or dissolution of the Joint Venture Company.

     Section 2.b TRANSLATIONS. This Agreement may be translated into one or more languages, but the English version of this Agreement shall be determinative of, and otherwise control, the meaning and interpretation of the terms and conditions of this Agreement irrespective of subsequent translations and reliance by the Parties on such translations.

     Section 3.b CONFLICTS. If the provisions of the Articles of Association or Memorandum of Association conflict with or deviate from the provisions of this Agreement, the provisions of this Agreement shall, as between the parties hereto (which shall, for the avoidance of any doubt, exclude the Joint Venture Company), prevail. The parties hereto shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further (if necessary) approve any required amendment to the Memorandum of Association or Articles of Association.

     Section 4.b FURTHER ASSURANCES. The parties hereto shall use their best efforts and act in good faith to take any and all actions and to execute and deliver or file any and all documents that may be necessary or advisable to effectuate the provisions and purposes of this Agreement and the Joint Venture Company. The parties hereto shall refrain from taking any direct or indirect action that is inconsistent with the terms of this Agreement. If this Agreement, the Articles of Association or Memorandum of Association permit a Person to take or demand a specified action unilaterally, each other party hereto agrees to execute all such instruments and take all such further steps, including casting votes in its capacity as a holder of an ownership interest in the Joint Venture Company and causing those individuals that it has designated as members of the Board of Directors (subject to applicable law) to cast votes, as may be necessary to consummate or implement such action in compliance with applicable law.

     Section 5.b CHOICE OF LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties shall be governed by and construed in accordance with the substantive laws of the State of Louisiana, United States of America, without regard to the conflicts of law provisions of such state.

     Section 6.b ARBITRATION. (a) It is agreed that in case any dispute, disagreement, controversy or claim arises out of or in relation to this Agreement or with respect to a breach of this Agreement, the parties hereto shall seek to solve the matter amicably through discussions between the parties. If the parties fail to resolve such controversy, claim or breach, any party may seek arbitration as set forth below.

          (b) Any dispute, disagreement, controversy or claim arising out of or in relation of this Agreement that has not been resolved in accordance with Section 15.6(a) hereof, or breach hereof, shall be finally settled by arbitration which shall be conducted in London, England in accordance with the following provisions:

               (i)  The  arbitration  shall   be   conducted  before  three
     arbitrators   in   accordance  with  the  Rules  of  Arbitration   and
     Conciliation of the International Chamber of Commerce then in effect.

               (ii) Each party hereto shall be entitled to appoint one arbitrator within 30 days after receipt of a demand for arbitration. Said arbitrators shall be freely selected, and neither party shall be limited to any prescribed list, although the arbitrators shall be generally familiar with the onshore geophysical industry. The two arbitrators thus appointed shall, within 30 days after both shall have been appointed, appoint a third arbitrator, who shall not be a citizen of Bolivia or the United States of America and who shall preside over the arbitration proceedings.

               (iii) If any appointment required herein shall not be made within the prescribed time, then such appointment shall be made by the President of the International Chamber of Commerce in London, England.

               (iv) The proceedings shall be conducted in English, and all arbitrators shall be conversant in and have a thorough command of the English language.

               (v) The decision of the arbitrators shall be set forth in a written opinion, which shall set forth the arbitrators' findings of fact and conclusions of law. If the arbitrators shall render any monetary award to a Person, such award shall be payable in United States dollars.

               (vi) Each party hereto shall bear its own costs and expenses in connection with arbitration and shall bear one-half of the cost of the arbitration proceedings; provided, however, that the arbitrators shall have the authority to award the costs of arbitration, including legal fees and other expenses, to any party in connection with rendering a decision on any dispute resolved pursuant to this Section 15.6(b).

               (vii) The award of the arbitrators shall be final and conclusive. Each party shall be bound by the award rendered by the arbitrators and judgment thereon may be entered into any court having jurisdiction over this Agreement pursuant to Section 15.6(b)(ix) hereof.

               (viii) Notwithstanding any other provision of this Agreement, any party shall be entitled to seek preliminary injunctive relief from any court having jurisdiction over this Agreement pursuant to Section 15.6(b)(ix) pending the final decision or award of the arbitrators.

               (ix) Any process against a  party hereto or any other Person subject to this Agreement in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be served personally or by certified mail at the address set forth in Section 15.7 hereof with the same effect as served on it or him personally. Each party hereto and any other Person subject to this Agreement hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein to the jurisdiction and venue of the United States District Court for the Western District of Louisiana; provided, however, that if jurisdiction and/or venue are not proper in the United States District Court for the Western District of Louisiana, the parties hereto and any other Person subject to this Agreement hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the jurisdiction and venue of any court of the State of Louisiana located in Lafayette Parish. The parties hereto and all other Persons subject to this Agreement hereby waive any and all objections to jurisdiction and review or venue that it may have under any applicable law and agrees to the personal jurisdiction of the courts named herein. OMNI International hereby appoints OMNI as its agent for service of process in such jurisdiction and Waldman hereby appoints Patrick Singley (or any successor thereto) as his agent for service of process in such jurisdiction.

     Section 7.b NOTICES. All notices or reports which may be given to a party under any provision of this Agreement shall be in writing in English and deemed to have been duly given when served (i) by facsimile or other written electronic means of communication confirmed by registered airmail,
(ii) personally or (iii) certified or registered airmail, return receipt requested, postage prepaid and properly addressed to the party at its address set forth below or to such other address as such party may designate in writing to the other parties:

     If to OMNI or OMNI International:

          c/o OMNI Energy Services Corp.
          4500 NE Evangeline Thruway
          Carencro, Louisiana  70520
          Facsimile:   318-896-6655
          Attention:   Chief Executive Officer

     If to Waldman:

          Edwin Waldman Attie
          P. O. Box 3319
          Santa Cruz, Bolivia
          Facsimile:   011-591-3-429413

     Section  8.b  LEGEND.   Any  certificates  representing  Shares  shall
contain the following legend endorsed thereon:

          The Shares in OMNI International Energy Services-South America, Ltd. represented by this certificate are subject to the terms of the Joint Venture Agreement effective as of July 1, 1998, by and among OMNI Energy Services Corp., OMNI International Energy Services, Ltd. and Edwin Waldman Attie, a copy of which is on file at the principal executive office of OMNI International Energy Services-South America, Ltd., as the same may be amended from time to time, which restricts the transferability of the Shares represented hereby or any legal or beneficial interest therein.

     Section 9.b EXCLUSIVE BENEFITS. No provision in this Agreement and no reference to any contracts, agreements or instruments made herein or therein shall be deemed to ratify or create any rights or benefits in favor of any Person other than the parties hereto and their Affiliates, including members of the Board of Directors.

     Section 10.b ASSIGNMENT. Except as set forth in this Agreement or the Articles of Association, neither the rights nor the obligations of any party hereto in and to the Joint Venture Company or under this Agreement shall be assigned or otherwise transferred, assigned, pledged or hypothecated by any party in whole or in part without the express prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.

     Section 11.b REMEDIES. No remedy of the parties hereunder shall be exclusive of any other remedy provided herein or provided by law, but each shall be cumulative and in addition to each and every other remedy. Waiver of a default shall not be a waiver of any other or subsequent default.

     Section 12.b BREACH OF AGREEMENT. Each of the parties hereto shall be entitled to injunctive relief under this Agreement if any other party hereto shall breach or threaten to breach any of the terms hereof. Nothing contained in this Section 15.12 shall be construed to limit the obligation of the parties to submit disputes to arbitration or to limit the finality of an arbitration award made pursuant to Section 15.6 hereof.

     Section 13.b MODIFICATION. This Agreement may not be amended or modified at any time except by an instrument in writing executed by each party hereto or its duly authorized officer.

     Section 14.b WAIVER. The failure by any party hereto to insist upon strict performance of any provision or enforce any of its rights hereunder shall not be deemed to be a waiver of, or estoppel against, assertion of the right to require such performance, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach, or estoppel, in one case or instant shall not be deemed to constitute or imply a waiver of any other breach, or estoppel, with respect to any other case or instance, whether of similar nature or otherwise.

     Section 15.b INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws of the United States of America or any state therein or any other nation, country, or possession, or by any court, agency or other governmental authority therein effective during the term, including renewals, of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     Section 16.b ENTIRE AGREEMENT. This Agreement (including instruments, documents, agreements, schedules, and exhibits delivered pursuant hereto or thereto) constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, if any (including the Letter of Intent between OMNI and Waldman dated as of June 12, 1998), relating to the subject matter hereof.

     Section 17.b MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which constitute collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     Section 18.b HEADINGS; GENDER. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect any of the meanings or interpretations of this Agreement. all words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender masculine, feminine or neuter as the context requires.

     Section 19.b EXPENSES. Each party shall pay its own legal and other costs incurred in negotiating, preparing and executing this Agreement, and the Joint Venture Company shall not incur any legal and other costs incurred by any other party in negotiating, preparing and executing this Agreement, except those costs, fees and expenses directly attributable to its incorporation.

     Section 20.b KILN  AGREEMENT.   At  the  Closing Waldman and the Joint
Venture Company shall enter into the letter agreement in the form attached hereto as Exhibit J.

     Section 21.b CLOSING ADJUSTMENTS. (a) At the Closing, OMNI and Waldman shall deliver and execute a settlement statement that shall set forth all adjustments necessary to provide the Joint Venture Company with the economic benefits and burdens of the conduct of Waldman's Business by Waldman from and after July 1, 1998 and the resulting settlement amount, which shall be reflected as an amount owing to Mr. Waldman by the Joint Venture Company or an amount owing to the Joint Venture Company by Mr. Waldman. All such adjustments shall be calculated using the best information available as of a date or dates immediately prior to the Closing Date. Adjustments pursuant to this Section 15.21 shall include:

               (i) Revenue received or accrued by Waldman or his Affiliates that are attributable to Waldman's Business from and after July 1, 1998,

               (ii) Expenses paid or accrued by Waldman or his Affiliates that are attributable to Waldman's Business from and after July 1, 1998, and

               (iii) The difference between the balances on the Closing Date of accounts receivable and accounts payable attributable to Waldman's Business and which arose from and after July 1, 1998.

All adjustments shall be calculated in accordance with U.S. generally accepted accounting principles.

          (b) As soon as practicable after the Closing, OMNI shall prepare and deliver to Waldman a statement (the "Final Settlement Statement") setting forth each adjustment necessary to provide the Joint Venture Company with the economic benefits and burdens of the conduct of Waldman's Business from and after July 1, 1998 that was not finally determined as of the Closing. As soon as practicable after receipt of the Final Settlement Statement, Waldman shall deliver to OMNI a report containing any changes that Waldman proposes to be made to the preliminary Final Settlement Statement. OMNI and Waldman undertake to agree with respect to the amounts due pursuant to such post-Closing adjustments and to make any payment necessary thereunder no later than 60 days after the Closing Date.


     IN WITNESS WHEREOF, each of the respective parties hereto have caused this Agreement to be signed by itself or its duly authorized representative as of the day and year first above written.

                              OMNI ENERGY SERVICES CORP.



                              By:  /s/ ROGER E. THOMAS
                                  ----------------------
                                       Roger E. Thomas
                                         President

                              OMNI INTERNATIONAL ENERGY SERVICES, LTD.



                              By:  /s/ ROGER E. THOMAS
                                  -----------------------
                                       Roger E. Thomas



                                   /S/ EDWIN WALDMAN ATTIE
                                   -----------------------
                                       Edwin Waldman Attie

                                                      Exhibit "A"

                            DEFINITIONS


     In addition to the terms defined in the Joint Venture Agreement effective as of July 1, 1998 (the "Agreement"), by and among OMNI Energy Services Corp., OMNI International Energy Services, Ltd. ("OMNI International") and Edwin Waldman Attie ("Waldman"), to which this is attached, the following terms, unless the context requires otherwise, shall have the meanings specified or referred to below for all purposes of the Agreement.

          "Affiliate" shall mean, (i) with respect to any natural person, such natural person's spouse, children, grandchildren of any other relative of such natural person who shares the same home as the natural person in question (each a "Relative") and any other Person directly or indirectly, controlling, controlled by, or under common control with, such natural person or a Relative thereof and (ii) with respect to any Person other than a natural person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and `under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Articles of Association" shall mean the Articles of Association of the Joint Venture Company as may be amended from time to time by the Shareholders.

          "Assets" shall mean the personal and intangible property currently used by Waldman and his Affiliates in the performance of line cutting operations in Bolivia, all of which are listed in Exhibits C, C-1 and C-2 to the Agreement, but specifically excluding the property set forth on Exhibit C-3 to the Agreement.

          "Board of Directors" shall mean the Board of Directors of the Joint Venture Company as constituted from time to time in accordance with the Agreement and the Articles of Association.

          "Borrowed Servants' Agreement" shall mean the Borrowed Servants' Agreement in the form attached as Exhibit "D" to the Agreement.

          "Business Day" shall mean any day on which commercial banks are open for business in both New Orleans, Louisiana, and Santa Cruz, Bolivia.

          "Closing" shall mean the consummation of the contributions of capital, the transfers of Goodwill, Contracts, Property and Assets, and the payment of cash and the delivery of OMNI Common Stock and Shares on the Closing Date, all as contemplated to occur at such time in Article IV hereof.

          "Closing Date" shall mean the day on which the Closing occurs and which shall be fixed by mutual agreement of the Parties as soon as practicable following the due qualification of the Joint Venture
     Company  as  a  branch  in  Bolivia,  the  satisfaction  of  any other regulatory requirements that are a prerequisite to conducting Operations in Bolivia and the obtaining of all necessary Third Party consents, if any, but in no event later than the 5th Business Day following the date of satisfaction of such conditions, and subject to the further condition that all representations and warranties set forth in Article X of the Agreement are true and correct as of such date.

          "Confidential Information" shall mean all information of any nature and in any form that at the time or times concerned is not generally known to Persons engaged in business similar to that conducted or contemplated by the Shareholders, the Joint Venture Company or its Subsidiaries, including, without limitation, the methods and procedures employed in submitting bids for and performing line cutting, seismic drilling, survey, helicopter support and other related services to the onshore geophysical industry and the assembly, manufacturing and repair of drilling equipment for use by the onshore geophysical industry.

          "Contracts" shall mean any executory contracts to perform line cutting or other services in the Territory for the geophysical industry to which Waldman or one of his Affiliates is a party, a list of which is attached as Exhibit E to the Agreement, which shall include all revenue and income earned from, and all expenses incurred in connection with, the conduct of Waldman's Business by Waldman and his Affiliates since July 1, 1998.

          "Employment Agreement" shall mean the Employment Agreement to be entered into by and between Waldman and the Joint Venture Company, which shall be in the form attached hereto as Exhibit "F".

          "Goodwill" shall mean the goodwill of Waldman and Liderco, Ltda. with respect to line cutting and other services, as such term is defined by U.S. generally accepted accounting principles.

          "JV Administration" means the accounting, record keeping, tax reporting and other administrative support services necessary to support and account for the Operations, including any treasury support services, the right to establish and maintain bank accounts or other accounts with financial institutions, making disbursements, investments, foreign exchange dealings and receipt of remittances.

          "Memorandum of Association" shall mean the Memorandum of Association of the Joint Venture Company in the form attached as Exhibit "H" to the Agreement, as may be amended from time to time by the Shareholders of the Joint Venture Company.

          "OMNI Common Stock" shall mean the shares of common stock, $0.01 par value per share, of OMNI.

          "Person" shall mean and include natural persons, corporations, partnerships, limited liability companies, joint stock companies, limitadas, joint ventures, associations, trusts and other entities of organizations, whether or not legal entities.

          "Property" shall mean the certain piece of real property located in Santa Cruz, Bolivia, more properly described in Exhibit B to the Agreement and any and all improvements located thereon.

          "Shareholders" shall mean the holders  of  Shares  in  the  Joint
     Venture   Company,   who   shall   initially   be   Waldman  and  OMNI
     International.

          "Shares" shall mean the then issued and outstanding shares in the capital of the Joint Venture Company, each of which shall have a par value of USD $1.00.

          "Subsidiary" shall mean (a) any corporation, partnership, branch or other Person created, acquired, managed or controlled by the Joint Venture Company or (b) any corporation, partnership or other Person of which 50% or more of the issued and outstanding securities (or other equivalent interest) having by the terms thereof voting power under ordinary circumstances for the election of directors or Persons performing similar functions is owned or controlled, directly or indirectly, by the Joint Venture Company or its Subsidiaries pursuant to or for the purposes of the Agreement.

          "Territory" shall mean and include the following countries exclusively: Bolivia, Argentina, Peru, Brazil, Chile, Ecuador, Venezuela, Columbia, Guyana, Suriname, French Guiana, Paraguay and Uruguay.

          "Third Party" shall mean any Person other than such Person and its Affiliates.

          "USD" shall mean United States Dollars.



                                A-1